UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  December 12, 2013

SYNERGETICS USA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-10382	20-5715943
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3845 Corporate Centre Drive
O’Fallon, Missouri	63368
(Address of principal executive offices)	(Zip Code)

(636) 939-5100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2013, at the Annual Meeting of Stockholders (the “Annual Meeting”) of Synergetics USA, Inc. (the “Company”), the Company’s stockholders approved the Second Amended and Restated Synergetics USA, Inc. 2001 Stock and Performance Incentive Plan (the “Plan”).  Among other things, the Plan (i) increases the number of shares of the Company’s common stock available for issuance under the Plan to 2,000,000; and (ii) provides for the ability to grant cash or stock-based performance awards to employees, including officers, and directors upon the achievement of objective performance criteria set forth in the Plan as determined by the Compensation Committee.  Otherwise, the terms of the Plan remain unchanged.

The foregoing summary of the Plan is qualified in its entirety by reference to the Plan, a copy of which was filed as Appendix A to the Company’s proxy statement relating to the Annual Meeting filed with the Securities and Exchange Commission on November 12, 2013, and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The following is a summary of the matters voted on at the Company’s Annual Meeting held on December 12, 2013.

(a)            Lawrence C. Cardinale, Guy R. Guarch and D. Graeme Thomas were elected as Class B directors, each to serve a three-year term ending in 2016, as follows:

	For	Against	Abstain	Broker Non-Votes
Lawrence C. Cardinale	13,027,084	2,095,459	31,935	6,528,692
Guy R. Guarch	13,021,585	2,101,158	31,735	6,528,692
D. Graeme Thomas	13,231,230	1,891,513	31,735	6,528,692

(b)            The Plan was approved, as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
11,366,898	3,768,332	19,248	6,528,692

(c)            The Company’s executive compensation was approved by the following non-binding advisory vote:

Votes For	Votes Against	Abstain	Broker Non-Votes
12,414,403	2,718,501	21,574	6,528,692

(d)            The appointment of UHY LLP as the Company’s independent registered public accounting firm for fiscal 2014 was ratified, as follows:

Votes For	Votes Against	Abstain
19,392,745	2,279,792	10,633

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   December 13, 2013

SYNERGETICS USA, INC. (Registrant)

By:	/s/ Pamela G. Boone
Name:	Pamela G. Boone
Title:	EVP and Chief Financial Officer